                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           ________________________

Date of report (Date of earliest event reported): January 19, 2000


                                 Gateway, Inc.
                                 -------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-22784                42-1249184
         --------                    -------                ----------
(State or Other Jurisdiction      (Commission File        (IRS Employer
      of Incorporation)               Number)           Identification No.)

         4545 Towne Centre Court, San Diego, California         92121
         ----------------------------------------------         -----
             (Address of Principal Executive Offices)         (Zip Code)


                                (858) 799-3401
                                --------------
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.
          ------------

     On January 19, 2000 (the "Rights Dividend Declaration Date"), the Board of Directors of Gateway, Inc. (the "Company") declared a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to stockholders of record at the close of business on February 4, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $350 per unit of one one-thousandth of a share of preferred stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 19, 2000 (the "Rights Agreement"), between the Company and UMB Bank, N.A., as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), other than (A) as a result of repurchases of stock by the Company, (B) a person who beneficially owns less than 20% of the outstanding Common Stock and who has reported or is required to report such ownership on
Schedule 13G under the Securities Exchange Act of 1934 and who does not have any intention to and has not reserved the right to control or influence the management or policies of the Company and (C) Theodore W. Waitt, his affiliates and associates, his heirs and any trust or foundation to which he has transferred or may transfer shares of Common Stock; provided they do not beneficially own shares of stock representing a percentage that is 5% or more than the percentage held on the date of the Rights Agreement (except solely by a reason of reduction of the number of shares outstanding), or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which at least a majority of independent directors determine to be fair to and not inadequate and otherwise in the best interests of the Company and its stockholders (a "Qualified Offer")). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 18, 2010 unless earlier redeemed or exchanged by the Company as provided in the Rights Agreement.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors or provided by the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a person or group becomes an Acquiring Person, except pursuant to a Qualified Offer (a "Flip-in Event"), each holder of a Right will thereafter have the right to receive, upon payment of the applicable Purchase Price, Common Stock (or, in certain circumstances, at the option of the Board of Directors, cash, property or other securities of the Company) having a value (determined pursuant to a formula set forth in the Rights Agreement) equal to two times the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable (the "applicable Purchase Price"). Notwithstanding any of the foregoing, following the occurrence of a Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

     For example, assuming an applicable Purchase Price per Right of $350, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $700 worth of Common Stock (or other consideration, as noted above) determined pursuant to a formula set forth in the Rights Agreement, for $350. Assuming that the Common Stock had a per share value of $70 at such time (as determined pursuant to such formula), the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $350.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or consolidation transaction in which the Company is not the surviving corporation (other than with a subsidiary of the Company or an entity which acquired the shares pursuant to a Qualified Offer) or
(ii) the Company engages in a merger or consolidation transaction (other than with a subsidiary of the Company or an entity which acquired the shares pursuant to a Qualified Offer) in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged for other securities or assets, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred (other than to the Company or a subsidiary of the Company), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the applicable Purchase Price. The events set forth in this paragraph and in the second preceding paragraph are referred to as "Triggering Events."

     At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or

                                       3
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series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution to holders of the Rights (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional units of one one-thousandths of a share of Preferred Stock will generally be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until the tenth day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above, or in the event of a redemption or exchange as provided above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment shall be made to lengthen
                  --------
the redemption period at such time as the Rights are not redeemable.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Rights Certificate, the press release announcing the declaration of the Rights and a form of letter to the holders of the Company's Common Stock (together with a Summary of the Rights attached thereto) are incorporated herein

                                       4
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by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.   Financial Statements and Exhibits

4 Rights Agreement, dated as of January 19, 2000, between Gateway, Inc. and UMB Bank, N.A., as Rights Agent, including all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 4, 2000

20(a) Press Release of the Company, dated January 28, 2000, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated February 4, 2000

20(b) Form of letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated February 4, 2000

                                       5
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 4, 2000


                              GATEWAY, INC.


                              By: /s/  William M. Elliott
                                  -----------------------
                                  William M. Elliott
                                  Senior Vice President,
                                  General Counsel and Secretary

                                       6
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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number      Description
--------------      -----------
      4             Rights Agreement, dated as of January 19, 2000, between
                    Gateway, Inc. and UMB Bank, N.A., as Rights Agent, including all exhibits thereto, incorporated herein by reference to
                    Exhibit 1 to the Company's Registration Statement on Form 8-
                    A dated February 4, 2000

     20(a) Press Release of the Company, dated January 28, 2000, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated
                    February 4, 2000

     20(b) Letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated
                    February 4, 2000

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